EXHIBIT 4.2
NONQUALIFIED STOCK OPTION AGREEMENT
BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

[ , 20 ]	Option No.

THIS OPTION AGREEMENT (“Option Agreement”) dated and delivered to the holder on this day of , 20 , in Houston, Texas, is by and between BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC., a Delaware corporation (hereinafter called the “Company”), and                               (hereinafter called “Optionee”),

RECITALS

The Board of Directors (the “Board”) or the Committee, as appropriate, has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the “Option”) to Optionee pursuant to the Boots & Coots International Well Control, Inc. 2006 Non-Employee Director Stock Incentive Plan (the “Plan”) and the terms set forth herein as an inducement to serve as a director of the Company and to provide Optionee with a proprietary interest in the future of the Company;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.     GRANT OF THE OPTION. The Company hereby grants to Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of              shares of Common Stock. The purchase price of the Common Stock subject to this Option shall be               per share.

2.     EXERCISE OF OPTION.

(a)     Subject to Sections 2(d) and 2(e) hereof, this Option may be exercised in whole or in part, at any time or from time to time during the period commencing on the date of the Option Agreement and ending on              , 20   (five years from the date of grant) (the “Option Term”). The Option is not transferable or assignable by the Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, as defined in the Plan. During the Optionee’s lifetime, this Option shall be exercisable only by the Optionee.

(b)     This Option may be exercised by written notice of intent to exercise the Option delivered to the Company at its principal office no fewer than five days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by this Option Agreement, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall specify the proposed effective date of such exercise. Such notice shall also be accompanied by payment in full to the Company at its principal office of the option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. The payment of the Option price shall be payable the Company in the manner set forth in the Plan.

(c)     Upon the Company’s determination that the Option has been validly exercised as to any of the Common Stock, the Secretary of the Company shall issue a certificate or certificates in the Optionee’s name for the number of shares set forth in his written notice. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificate(s) to him, any loss of the certificate(s), or any mistakes or errors in the issuance of the certificate(s) themselves.

(d)     This Option shall vest in full on the earlier of (i) the [first] anniversary of the date of grant or (ii) the date of the annual meeting of stockholders in the succeeding calendar year [, provided, in each instance that the Participant has been in continuous service as a director of Company until such date].

(e)     This Option may be exercised after the date of termination of Optionee’s service as a director of Company only in accordance with Section 7.5 of the Plan. In no event shall this Option be exercisable in whole or in part after the expiration of five (5) years from the date of this Option Agreement. This Option is intended to be a Nonqualified Stock Option.

3.     NOTICES; DELIVERIES. Any notice or delivery required to be given under the terms of this Option Agreement shall be addressed to the Company in care of its Secretary at its principal office, and any notice or delivery to be given to Optionee shall be addressed to him a the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

4.     DISPUTES. As a condition of the granting of the Option hereby, the Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board or Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Board or Committee of the terms of this Option shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

5.     LEGEND ON CERTIFICATES. The certificate(s) representing the shares of Common Stock purchased by exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

6.     OPTION SUBJECT TO PLAN. This Option is subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan.

7.	MISCELLANEOUS.

(a)     All decisions of the Board or Committee upon any questions arising under the Plan or under this Option Agreement shall be conclusive.

(b)     Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements, including the payment to the Company at the time of exercise of the Option of all such taxes and requirements.

(c)     Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this Option, in accordance with the provisions hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons.

(d)     Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise this Option and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange. Upon the acquisition of any Common Stock pursuant to the exercise of the Option herein granted, Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

(e)     This Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Texas, except as superseded by applicable federal law. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in Harris County, Texas, with respect to a state court, or the United States District Court for the Southern District of Texas, Houston Division, with respect to a federal court. OPTIONEE HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF A COURT IN THE EXCLUSIVE FORUM AND WAIVES ANY RIGHT HE OR SHE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY THE COMPANY OR ANY OF ITS AFFILIATES TO FEDERAL COURT OF ANY SUCH ACTION HE OR SHE MAY BRING AGAINST IT IN STATE COURT.

IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Option Agreement to be executed on its behalf by the Officer whose signature appears below and Optionee has hereunto set his hand as of the date and place first above written, which date is the date of grant of this Option.

BOOTS & COOTS INTERNATIONAL	OPTIONEE
WELL CONTROL, INC.

By:
Name:	Signature
Title:

Name (Print)

Address

City and State

FORM OF ELECTION TO PURCHASE
(To Be Executed Upon Exercise of this Option)

To Boots & Coots International Well Control, Inc.:

The undersigned, the record holder of the attached Option (Option No. ), hereby irrevocably elects to exercise the right, represented by the attached Option, to purchase _______________________________ of the Option Shares and herewith tenders payment for such Option Shares to the order of Boots & Coots International Well Control, Inc. of ___________ representing the full purchase price for such shares at the price per share provided for in the attached Option and the delivery of any applicable taxes payable by the undersigned pursuant to such Option.
The undersigned requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR TAX
IDENTIFICATION NUMBER

(Please print name and address)

In the event that not all of the purchase rights represented by the attached Option are exercised, a new Option, substantially identical to the attached Option, representing the rights formerly represented by the attached Option which have not been exercised, shall be issued in the name of and delivered to

(Please print name)

(Please print address)

Dated:	Name of Optionee (Print):
By:
Name:
Title: